Exhibit 10.3

April 21, 2020

Dawn Wilson

Dear Dawn,

As part of the Salary Exchange Plan put it place during the COVID-19 global pandemic, your base salary will be temporarily reduced in exchange for an Options and RSU award, approved by the Board of Directors.

This change is effective from April 23, 2020 and will be reflected starting on the May 8, 2020 paycheck and will continue through the July 31, 2020 paycheck.

Current annualized salary:  $400,000

Calculated bi-weekly amount (annualized salary/26):  $15,385

New temporary annualized salary:  $320,000

New temporary calculated bi-weekly amount (annualized salary/26):  $12,308

Temporary % change:  20%

Value of your pay change for 3 months:  $20,000

Number of awarded Options:  5,015

Number of awarded RSUs:  1,656

Total value of Options/RSU on date of grant:  $25,003

All other terms and conditions of your employment remain unchanged.

To confirm your acceptance of the pay change, please sign and return this letter.

Sincerely,

/s/ Lindsey Hammond

Lindsey Hammond

Sr. Director, Global Talent

_____________________________________________________________________________________

I accept the above change to my base salary and acknowledge that this change is now part of my employment agreement.

NameDawn Wilson

Signature/s/ Dawn Wilson

Date5/7/2020